SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DE 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event report) December 20, 2006.

ROYAL BANCSHARES OF PENNSYLVANIA, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or Other Jurisdiction of Incorporation)

0-26366 (Commission File Number)	23-2812193 (IRS Employer Identification Number)

732 Montgomery Avenue, Narberth, Pennsylvania (Address of Principal Executive Office)	19072 (Zip Code)

610-668-4700

(Issuer’s telephone number, including area code)

N/A

(Former Name or Former Address, if Change Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision:

    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accounts and Financial Statements

Item 4.02 (a): Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 20, 2006, senior management of Royal Bancshares of Pennsylvania, Inc. (the “Company”) recommended to the Board of Directors of the Company that the Company’s previously issued statement of cash flows for the year ended December 31, 2005 and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, and the Company’s previously issued statements of cash flows for the quarterly periods ended June 30, 2005 and September 30, 2005 and included in the Forms 10-Q for the quarters ended June 30, 2005 and September 30, 2005, should no longer be relied upon and that the Company’s financial statements for the year ended December 31, 2005, and the quarters ended June 30, 2005 and September 30, 2005, which include such statements of cash flows, should be restated. The Board of Directors agreed with such recommendation following discussion with the Company’s independent accountants at a Board meeting held on December 20, 2006.

The decision to restate the statements of cash flows included in such financial statements results principally from a misclassification of certain cash flows relating to income derived from equity real estate investments received during the applicable periods.. Such amounts were reported in the operating activities section of the statements of cash flows and should have been reported in the investing activities section of the statements of cash flows. In addition, the deconsolidation of certain investments in real estate transactions were reported on a net amount basis and should have been reported on a gross amount basis.

Accordingly, the Company intends to file as soon as practicable an amendment to its Form 10-K for the year ended December 31, 2005, and amendments to its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2005 and September 30, 2005, to restate the statements of cash flows relating to periods in 2005. The restatement of these statements of cash flows will not affect the Company’s consolidated statement of income, consolidated balance sheet or consolidated statement of changes in stockholders’ equity for the year ended December 31, 2005, the quarter ended June 30, 2005, the quarter ended September 30, 2005, or for any other period, and will not affect the consolidated statements of cash flows for any period other than the year ended December 31, 2005, the quarter ended June 30, 2005 and the quarter ended September 30, 2005. The Company’s historical revenues, net income, earnings per share, total assets and regulatory capital as previously reported for the applicable periods all remain unchanged. In addition, with respect to the Company’s 2005 Statement of Cash Flows, although certain amounts of the line items included in the 2005 Statement of Cash Flows will change as a result of the restatement, the net increase in cash and cash equivalents for the year ended December 31, 2005 included in the 2005 Statement of Cash Flows will remain unchanged at $3.786 million. Similarly, the net increase in cash and cash equivalents for the quarters ended June 30, 2005 and September 30, 2005 will remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Bancshares of Pennsylvania, Inc.
Dated: December 21, 2006	/s/ Jeffrey T. Hanuscin

Jeffrey T. Hanuscin Chief Financial Officer